EXHIBIT 3.1

                                STATE OF DELAWARE
                         OFFICE OF THE SECRETARY OF STATE            PAGE 1
                         -----------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "OAK TREE CONSTRUCTION COMPUTERS, INC." CHANGING ITS NAME FROM "OAK TREE CONSTRUCTION COMPUTERS, INC. TO "OAK TREE MEDICAL SYSTEMS, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 1994, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.


                      [GREAT SEAL OF THE STATE OF DELAWARE
                            LIBERTY AND INDEPENDENCE]


                    SECRETARY'S       /s/ EDWARD J. FREEL
                    OFFICE            ------------------------------------
                    CORP SEAL         EDWARD J. FREEL, SECRETARY OF STATE
                    1793-1855
                    DELAWARE          AUTHENTICATION:

      2092032     8100                            DATE   7197059

      944141867                                          08-01-94

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


               Oak Tree Construction Computers, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

               FIRST: That the Certificate of Incorporation of Oak Tree Construction Computers, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

                       "FIRST: The name of the corporation is Oak Tree Medical Systems, Inc."

               SECOND: That the Certificate of Incorporation of Oak Tree Construction Computers, Inc. be amended further by changing the FOURTH Article thereof so that, as amended, said Article shall be and read as follows:

                       "FOURTH: The corporation is authorized to issue 200,000,000 shares of $.01 par value common stock and 10,000,000 shares of $.001 par value preferred stock. The preferred stock may be issued from time to time in one or more series. The Board of Directors of the corporation is hereby expressly authorized to - provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designations and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determining the following:

                        (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                        (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                        (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends


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                              shall be payable, and the preference or relation
                              which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of preferred stock;

                        (d) whether the shares of such series shall be subject to redemption by the corporation, and if so, the times, prices and other conditions of such redemption;

                        (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets of the corporation.

                        (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, to the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

                        (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or - any other series of preferred stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                        (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of preferred stock.

                        (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of preferred stock or of any other class; and

                                       2
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                         (j)  any other powers, preferences and relative,
                              participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

                       The powers, preferences and relative, participating optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

               THIRD: That in lieu of a meeting and vote of stockholders, the stockholders representing 72.3% of the outstanding Common Stock of the Corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in
               Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

               FOURTH: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware. . . .

               IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Dr. Edward Goldman, its President, and attested by Mr. Irwin Bosh Stack, its Secretary, this 1st of August, 1994.

                                     OAK TREE CONSTRUCTION COMPUTERS, INC.

                                     By: /s/ EDWARD GOLDMAN
                                         ----------------------
                                         Dr. Edward Goldman, President

   ATTEST:


   BY  /s/ IRWIN BOSH STACK, SECY
       --------------------------
       Irwin Bosh Stack, Secretary

                                       3
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                                                                          PAGE 1
                               STATE OF DELAWARE
                                    [LOGO]
                          OFFICE OF SECRETARY OF STATE
                            ------------------------

     I, MICHAEL HARKINS SECRETARY OF STATE OF THE STATE 0F DELAWARE D0 HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF OAK TREE CONSTRUCTION COMPUTERS INC. FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF MAY, A.D. 1986, AT 9 0'CLOCK A.M.



                                          /s/ MICHAEL HARKINS
                                          -----------------------------------
  DEPARTMENT OF STATE                     Michael Harkins, Secretary of State
OFFICE OF THE SECRETARY
   OF STATE DELAWARE                      AUTHENTICATION: 0832205
         SEAL
 861470163                                          DATE: 05/27/1986


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                          CERTIFICATE OF INCORPORATION

                                       OF

                      OAK TREE CONSTRUCTION COMPUTERS, INC.


              THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:


              FIRST: The name of the corporation is Oak Tree Construction Computers, Inc.

              SECOND: The registered office of the corporation is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

              THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

              FOURTH: The total number of shares of common stock which the corporation is authorized to issue is 10,000,000, $.01 par value.

              FIFTH: The name and address of the sole incorporator is as follows:


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         NAME                      ADDRESS
         ----                      -------

         Stephen A. Ollendorff     405 Lexington Avenue
                                   New York, NY 10174

              SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:


              (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.


              (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                  (a) To make, alter, amend, change, add to or repeal the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any party of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                 (b) to determine from time to time whether, and to what extent and at what times and places, and under what conditions and regulations, the accounts and books of the corporation

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(other than the Stock Ledger) or any of them, shall be open to the inspection of the stockholders.

              (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

              (4) In addition to the powers and authorities herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

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              SEVENTH: The corporation shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.


              EIGHTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code
- - order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to compromise or arrangement and to any reorganization of the corporation as consequence of such compromise mice or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the

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creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

              NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stock holders, directors and officers are subject to this reserved power.

              The undersigned incorporator affirms that the statements made herein are true under the penalties of perjury and executes this Certificate of Incorporation the 22nd day of May, 1986.


                                                  /s/ STEPHEN A. OLLENDORFF
                                                  --------------------------
                                                  Stephen A. 0LLENDORFF

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